UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2013

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Forest Park - Frisco Acquisition
On October 22, 2013, Sabra Texas Holdings, L.P. (“Sabra Texas”), a subsidiary of Sabra Health Care REIT, Inc. (the “Company”), purchased Forest Park Medical Center - Frisco (“Forest Park - Frisco”), a 54-bed acute care hospital located in Frisco, Texas, for $119.8 million. This acute care hospital contains 30 inpatient rooms, 14 family suites, 10 ICU beds and 12 operating rooms. Concurrently with the purchase, Sabra Texas assumed the existing long-term triple net lease with Forest Park Medical Center at Frisco, LLC, resulting in annual lease revenues determined in accordance with U.S. generally accepted accounting principles of $13.3 million and an initial yield on cash rent of 8.75%. The lease is scheduled to expire on May 31, 2032, is subject to two 5-year renewal options and provides for annual rent escalators equal to 3%. The obligations under the lease are guaranteed by the physician-owners of the tenant.
Approximately $10.5 million of the purchase price is being held in escrow for up to 20 months, the release of which is contingent on the tenant achieving certain performance hurdles. The seller will be paid a fee of $0.5 million per annum during the escrow period. The Forest Park -Frisco acquisition was funded with available cash and proceeds from the Credit Agreement (as defined below).
The purchase agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Forest Park - Dallas Mortgage Loan
Also on October 22, 2013, Sabra Texas entered into a $110.0 million mortgage loan secured by Forest Park Medical Center - Dallas, an 84-bed acute care hospital located in Dallas, Texas (the “Forest Park - Dallas Mortgage Loan”). This acute care hospital contains 22 operating rooms and 84 patient rooms. The Forest Park - Dallas Mortgage Loan has a three-year term, bears interest at a fixed rate of 8.0% per annum and cannot be prepaid until the final six months of the loan term. In addition, Sabra Texas has an option to purchase the facility securing the Forest Park - Dallas Mortgage Loan for up to $168.0 million. The borrowers under the Forest Park - Dallas Mortgage Loan have the right to require Sabra Texas to purchase the facility for up to $168.0 million, provided the trailing six month EBITDAR coverage is greater than 2.0x. Should the trailing six month EBITDAR coverage be more than 2.0x but less than 2.5x, the purchase price would be the annualized trailing six month EBITDAR divided by 2.5 and then divided by 8.75%. Upon exercise of the purchase option on the facility, Sabra Texas would expect to assume the existing triple-net lease on the facility, which is scheduled to expire on June 30, 2031 and is subject to two 5-year renewal options and provides for annual rent escalators equal to 3%.
The Forest Park - Dallas Mortgage Loan origination was funded with available cash and proceeds from the Credit Agreement (as defined below).
The loan agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
The Forest Park - Frisco lease and the Forest Park - Dallas Mortgage Loan are not cross-collateralized or cross-defaulted to each other, and the Company has made independent credit assessments for each investment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the heading “Forest Park - Frisco Acquisition” under Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events.

Effective October 15, 2013, Sabra Health Care Limited Partnership, of which the Company is the sole general partner (the “Operating Partnership”), and the Company, entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, RBS Citizens, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A., Raymond James Bank, N.A., OneWest Bank, FSB, Stifel Bank & Trust, and The Bank of East Asia, Limited, as Lenders (each as defined in the Credit Agreement). The Amendment amends the Amended and Restated Credit Agreement entered into on July 29, 2013 (as amended and supplemented, the “Credit Agreement”).

The Amendment amends certain terms related to calculating Eurodollar Base Rate Loans and amends the process when Lenders are unable to determine rates, which includes the ability to establish alternative interest rates for certain loans. The Amendment also provides an amended financial covenant regarding Investments by the Company such that the aggregate book value of Investments by the Company and its subsidiaries consisting of (i) unimproved land holdings (exclusive of any land which is included in a Facility Lease) to at all times be less than an amount equal to 5% of Consolidated Total Assets, (ii) construction in progress to at all times be less than an amount equal to 10% of Consolidated Total Assets, (iii) Investments in Unconsolidated Affiliates to at all times be less than an amount equal to 10% of Consolidated Total Assets, (iv) mortgage loans, notes receivables and mezzanine loans to at all times be less than an amount equal to 20% of Consolidated Total Assets and (v) Investments made pursuant to clauses (i), (ii), (iii) and (iv) above to at all times be less than an amount equal to 20% of Consolidated Total Assets (each such term as defined in the Credit Agreement).
The Amendment relating to the Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Real Estate Acquired. Sabra intends to file, by amendment to this Form 8-K, the financial statements required by this item no later than 71 days after the date this Form 8-K is required to be filed.

(d)	Exhibits

2.1*	Purchase and Sale Agreement and Joint Escrow Instructions, dated October 22, 2013, by and between FPMC Frisco Realty Partners, LP and Sabra Texas Holdings, L.P.

10.1	Loan Agreement, dated as of October 22, 2013, by and among Forest Park Realty Partners III, LP, BT Forest Park Realty Partners, LP, and Sabra Texas Holdings, L.P.

10.2
First Amendment to Amended and Restated Credit Agreement, dated October 15, 2013, by and among Sabra Health Care Limited Partnership, as Borrower; Sabra Health Care REIT, Inc., as REIT Guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrants hereby agree to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chief Executive Officer & President
Dated: October 22, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement and Joint Escrow Instructions, dated October 22, 2013, by and between FPMC Frisco Realty Partners, LP and Sabra Texas Holdings, L.P.

10.1	Loan Agreement, dated as of October 22, 2013, by and among Forest Park Realty Partners III, LP, BT Forest Park Realty Partners, LP, and Sabra Texas Holdings, L.P.

10.2
First Amendment to Amended and Restated Credit Agreement, dated October 15, 2013, by and among Sabra Health Care Limited Partnership, as Borrower; Sabra Health Care REIT, Inc., as REIT Guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrants hereby agree to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.